UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2023

TLGY ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41101	98-1603634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE	19807
(Address of principal executive offices)	(Zip Code)

(1) 302 – 803 - 6849

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001, and one-half of one redeemable warrant	TLGYU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	TLGY	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	TLGYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into A Material Definitive Agreement.

Merger Agreement

On June 21, 2023, TLGY Acquisition Corporation, a Cayman Islands exempted company (“TLGY”), entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among TLGY, Virgo Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of TLGY (“Merger Sub”), Verde Bioresins, Inc., a Delaware corporation (“Verde”), and, solely for Sections 3.07, 3.10, 7.13 and Article XI thereof, TLGY Sponsors LLC, a Cayman Islands limited liability company (“Sponsor”). Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

The Merger Agreement and the transactions contemplated thereby were approved by the boards of directors of each of TLGY and Verde.

The transactions set forth in the Merger Agreement, including the Merger (as defined below), will constitute a “business combination” as contemplated by TLGY’s amended and restated memorandum and articles of association.

The Business Combination

Pursuant to the Merger Agreement, after the satisfaction or waiver of the applicable closing conditions (including the required shareholder approvals), the closing (the “Closing”) of the transactions contemplated by the Merger Agreement, including the Acquiror Share Redemption Payment, the Redomicile and the Merger (collectively, the “Business Combination”) will begin. The date on which the Closing actually begins is hereinafter referred to as the “First Closing Date.”

On the First Closing Date, (i) TLGY will redeem the Class A ordinary shares that the holders thereof have elected to redeem in connection with the Merger; (ii) TLGY will file a certificate of domestication (“Certificate of Domestication”) with the Secretary of State of the State of Delaware in connection with the Redomicile (as defined below), which shall specify that the Redomicile shall become effective on the next business day after the Certificate of Domestication has been filed or at such later time as the parties may mutually agree to (the date on which the Redomicile becomes effective, the “Second Closing Date”); and (iii) Verde will file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, which will specify that the Merger (as defined below) shall become effective on the second Business Day after the Certificate of Merger has been filed or at such later time as the parties may mutually agree to (the “Effective Time” and the date on which the Merger becomes effective, the “Third Closing Date”).

On the Second Closing Date, through, among other things, the effectiveness of the Certificate of Domestication, TLGY will change its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Redomicile”), pursuant to which, among other things, (a) TLGY will adopt the certificate of incorporation in the form set forth as Exhibit D to the Merger Agreement and (b) each Class B ordinary share, par value $0.0001 per share, of TLGY (the “Class B Ordinary Shares”) shall convert into a share of common stock, par value $0.0001 per share, of the redomiciled TLGY (“Acquiror Common Stock”) and each Class A ordinary share, par value $0.0001 per share, of TLGY shall convert into a share of Acquiror Common Stock, and, as a result of which and pursuant to the Warrant Agreement, each Existing Acquiror Private Placement Warrant shall automatically convert, on a one-for-one basis, into one Domesticated Acquiror Private Placement Warrant and each Existing Acquiror Private Placement Warrant shall automatically convert, on a one-for-one basis, into one Domesticated Acquiror Public Warrant. In connection with the Redomicile, TLGY will change its name to “Verde Bioresins, Corp.”, or such other name mutually agreed to by TLGY and Verde (“New Verde”).

On the Third Closing Day, through, among other things, the effectiveness of the Certificate of Merger, Merger Sub will merge with and into Verde (the “Merger”), with Verde surviving the Merger as a wholly-owned subsidiary of New Verde. In the Merger, the issued and outstanding shares of capital stock of Verde will be converted into the right to receive the Closing Merger Consideration (as defined below). Additionally, on the Third Closing Date, Acquiror shall have been approved to trade publicly on the NASDAQ under the new ticker symbol “VRDE”.

Directors and Officers of the Companies

Except as otherwise agreed in writing by TLGY and Verde prior to the Closing, and conditioned upon the occurrence of the Closing, subject to any limitation imposed under applicable laws and the listing requirements of The Nasdaq Stock Market LLC (“Nasdaq”), TLGY shall take all actions necessary or appropriate such that (a) each director of TLGY in office prior to the Effective Time shall cease to be a director immediately following the Effective Time and (b) Brian Gordon, Cuong Do, Jin-Goon Kim and certain other individuals to be designated by Brian Gordon and Cuong Do as members of the nomination committee shall be appointed to the New Verde board of directors.

Closing Merger Consideration

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each share of common stock of Verde issued and outstanding immediately prior to the Effective Time (excluding Cancelled Shares and Dissenting Shares), shall be converted into the right to receive the number of shares of duly authorized, validly issued, fully paid and nonassessable shares of common stock of New Verde (“New Verde Common Stock”) (deemed to have a value of ten dollars ($10) per share) equal to the quotient obtained by dividing (a) the quotient obtained by dividing (i) $365,000,000 by (ii) ten dollars ($10.00) by (b) the aggregate number of shares of Verde common stock that are issued and outstanding immediately prior to the Effective Time after giving effect to the Company Conversion (as defined below) (the “Closing Merger Consideration”).

Pursuant to the Merger Agreement, Verde shall procure that, prior to the Closing, (a) all convertible notes or warrants convertible into or exercisable for common stock of Verde shall be converted or exercised in accordance with their terms, and (b) all existing compensatory equity or equity-based or similar incentive plans, and all other rights, agreements, arrangements, convertible or exchangeable securities or other commitments (other than the Merger Agreement) pursuant to which Verde is obligated to issue, transfer, sell, purchase, return or redeem or cause to be issued, transferred, sold, purchased, returned or redeemed any equity securities of Verde (collectively, “Equity Agreements”) shall be terminated (clauses (a) and (b), together, the “Company Conversion”), such that, after the consummation of the Company Conversion and immediately prior to the Closing, except for the issued and outstanding common stock of Verde, there shall be no other outstanding equity interests, or rights convertible or exercisable for equity interests, in Verde, including any warrants, options, calls, pre-emptive rights, subscriptions, “phantom” stock rights or other Equity Agreements.

Company Stockholders’ Earn-Out

As additional consideration for the Merger, promptly upon the occurrence of a Triggering Event (as defined below) during the Earnout Period (as defined below), TLGY will issue to the holders of common stock of Verde immediately before the Effective Time (after giving effect to the Company Conversion) (excluding the holders of Cancelled Shares and Dissenting Shares) (the “Eligible Company Stockholders”) his or her pro rata portion of up to an aggregate of 36,500,000 shares of New Verde Common Stock (“Company Stockholder Earnout Shares”) to be issued and delivered as follows: (a) upon the occurrence of Triggering Event I (as defined below) within the Earnout Period, 18,250,000 shares of Company Stockholder Earnout Shares shall be issued to the Eligible Company Stockholders in accordance with their respective pro rata portion, provided that the issuance of the Company Stockholder Earnout Shares pursuant to the occurrence of Triggering Event I shall no longer be applicable upon and after the satisfaction of Triggering Event II (as defined below) and (b) upon the occurrence of Triggering Event II within the Earnout Period, a number of Company Stockholder Earnout Shares shall be issued to the Eligible Company Stockholders in accordance with their respective pro rata portion such that the cumulative total of all issued Company Stockholder Earnout Shares reaches 36,500,000 shares (inclusive of Company Stockholder Earnout Shares issued upon the occurrence of Triggering Event I, if any).

“Triggering Event I” means the daily volume-weighted average trading sale price as reported by Bloomberg for any thirty (30) consecutive Trading Days within the Earnout Period of one share of New Verde Common Stock quoted on Nasdaq (or such other exchange on which the shares of New Verde Common Stock are then listed) (the “30-Day VWAP”) is greater than or equal to a value that equals or exceeds the Minimum IRR Threshold (as defined below), provided that the first Trading Day of such thirty (30) consecutive Trading Day period shall occur after the thirty (30) month anniversary of the Third Closing Date.

“Triggering Event II” means (a) the thirty (30)-Day VWAP is greater than or equal to a value that equals or exceeds the Minimum IRR Threshold, provided that the first Trading Day of the relevant thirty (30) Trading Day period shall occur after the forty-second (42) month anniversary of the Third Closing Date, or (b) a Trade Sale that occurs after the forty-second (42) month anniversary of the Third Closing Date but within the Earnout Period that reflects a valuation (in the case of any non-cash consideration, as provided in the definitive transactions documents for such transaction, or if not so provided, determined by the board of directors of New Verde in good faith) per share of New Verde Common Stock on a fully diluted basis that equals or exceeds the Minimum IRR Threshold.

“Triggering Event” means either Triggering Event I or Triggering Event II.

“Earnout Period” means the time period following the Third Closing Date and ending on the date that is the five (5) year anniversary of the Third Closing Date.

“Minimum IRR Threshold” means a value that provides a gross internal rate of return of 35%, calculated based on the Closing Per Share Price and from the Third Closing Date until the first Trading Day of the applicable 30-day period for purposes of the thirty (30)-Day VWAP calculation or the closing of the Trade Sale, as applicable, taking into account all declared and paid dividends.

“Closing Per Share Price” means, with respect to shares of New Verde Common Stock, $10.00 per share.

Sponsor’s Earnout

If the amount of the Net Proceeds (as defined below), after subtracting therefrom the amount of proceeds raised from any Non-TLGY Pre-Closing Financing (as defined below), at the Closing is less than the Target Cash Requirement (as defined below), TLGY will issue to the Sponsor up to an aggregate of 2,000,000 of New Verde Common Stock (any shares issued to the Sponsor pursuant this and the subsequent paragraphs under “Sponsor’s Earnout”, the “Sponsor Earnout Shares”) as follows: (a) upon the occurrence of Triggering Event I within the Earnout Period, a number of Sponsor Earnout Shares equal to the product of (i) 1,000,000 and (ii) the Target Cash Percentage (as defined below) shall be issued to the Sponsor, provided that the issuance of the Sponsor Earnout Shares pursuant to the occurrence of Triggering Event I shall no longer be applicable upon and after the satisfaction of Triggering Event II and (b) upon the occurrence of Triggering Event II within the Earnout Period, a number of Sponsor Earnout Shares equal to the product of (i) 2,000,000 and (ii) the Target Cash Percentage shall be issued to the Sponsor (inclusive of Sponsor Earnout Shares issued upon the occurrence of Triggering Event I, if any).

Subject to the following paragraph, if the amount of the Net Proceeds, after subtracting therefrom the amount of proceeds raised from any Non-TLGY Pre-Closing Financing, at the Closing is equal to or in excess of the Target Cash Requirement, TLGY will issue to the Sponsor up to an aggregate of 5,750,000 Sponsor Earnout Shares as follows: (a) 1,375,000 Sponsor Earnout Shares shall be issued to the Sponsor on the two (2)-year anniversary of the Closing, (b) 1,375,000 Sponsor Earnout Shares shall be issued to the Sponsor on the four (4)-year anniversary of the Closing, (c) upon the occurrence of Triggering Event I within the Earnout Period, 1,500,000 Sponsor Earnout Shares shall be issued to the Sponsor, provided that the issuance of the Sponsor Earnout Shares pursuant to the occurrence of Triggering Event I shall no longer be applicable upon and after the satisfaction of Triggering Event II and (d) upon the occurrence of Triggering Event II within the Earnout Period, 3,000,000 Sponsor Earnout Shares shall be issued to the Sponsor such that the cumulative total of all Sponsor Earnout Shares issued pursuant to subparagraphs (c) and (d) shall be equal to 3,000,000 Sponsor Earnout Shares.

Notwithstanding anything to the contrary in the immediately preceding paragraph, if, within thirty (30) days after the date of the Merger Agreement, (a) Verde, Humanitario (as defined below), and/or their Affiliates or Representatives secure binding, definitive agreements from investors to invest $50,000,000 or more in Verde or TLGY at or prior to the Closing in connection with the Transactions (and such proceeds are actually received by Verde or TLGY at or prior to the Closing), and (b) the aggregate amount of the binding, definitive agreements to invest in Verde or TLGY at or prior to the Closing (not including any amounts held in the Trust Account) secured by the Sponsor, TLGY, and/or their respective Affiliates or Representatives in connection with the Transactions (and such proceeds are actually received by Verde or TLGY at or prior to the Closing) is less than $10,000,000, then the Sponsor shall only be entitled to receive the maximum number of Sponsor Earnout Shares set forth in the first paragraph under “Sponsor’s Earnout” above (as if the Target Cash Percentage, for purposes of subparagraphs (a) and (b) thereof was equal to 100%).

“Net Proceeds” means Gross Proceeds, after deduction of all Transaction Expenses.

“Gross Proceeds” means an amount equal to (a) the aggregate amount of cash contained in the Trust Account immediately prior to the Closing, after taking into account the Acquiror Share Redemption; plus (b) the proceeds under the Founder PIPE Agreement; plus (c) all cash or cash-equivalent instruments of Verde and its Subsidiaries (excluding any cash already taken into account in clause (b) above, or any cash proceeds from the Company Notes); plus (d) the proceeds actually paid to TLGY at or prior to the Closing under any Pre-Closing Financing, and the proceeds payable to TLGY after the Closing under any Pre-Closing Financing to the extent committed at or prior to the Closing.

“Target Cash Requirement” means a minimum of $25,000,000.

“Target Cash Percentage” shall mean the quotient of (a) the dollar amount of the Net Proceeds at the Closing (after subtracting therefrom the amount of proceeds raised from any Non-TLGY Pre-Closing Financing), and (b) the Target Cash Requirement, provided, however, that the Target Cash Percentage shall not be greater than 100%.

“Pre-Closing Financing” means (a) the issuance by TLGY of any shares of capital stock or equity-linked securities or rights exercisable for or convertible into shares of capital stock or (b) equity financing facilities or non-redemption pools entered into by TLGY, in each case with respect to clauses (a) and (b), the definitive agreements of which will be entered into on or after the date of the Merger Agreement and prior to or simultaneously with the Closing.

“Non-TLGY Pre-Closing Financing” means any Pre-Closing Financing that is originated or introduced by any of Verde, Humanitario, and/or any of their Affiliates or Representatives (excluding, for the avoidance of doubt, the Sponsor, TLGY, and/or any of their respective Affiliates or Representatives). For the avoidance of doubt, the proceeds under the Founder PIPE Agreement shall constitute a Non-TLGY Pre-Closing Financing.

Representations and Warranties; Covenants

The Merger Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type, including with respect to the operations of TLGY and Verde.

In addition, TLGY has agreed to adopt an equity incentive plan and an employee stock purchase plan in the form to be prepared by Verde in consultation with TLGY.

Conditions to Each Party’s Obligations

The obligation of TLGY and Verde to consummate the Business Combination is subject to certain closing conditions, including, but not limited to, (a) the parties shall have received or have been deemed to have received all other necessary (or in the case of Foreign Investment Laws, proper or advisable pursuant to applicable Law by mutual consent of TLGY and Verde) Regulatory Approvals; (b) no prohibition by a governmental authority prohibiting or enjoining the transactions contemplated by the Merger Agreement; (c) the Offer shall have been completed in accordance with the Merger Agreement’s terms, Acquiror’s Organizational Documents and the Proxy Statement, (d) the Registration Statement becoming effective and no stop order suspending the effectiveness of the Registration Statement having been issued and no proceedings for that purpose having been initiated or threatened by the SEC and not withdrawn, © the New Verde Common Stock and Acquiror Warrants (other than the Acquiror Private Placement Warrants) shall have been approved for listing on Nasdaq, (f) TLGY shall have at least $5,000,001 of net tangible assets immediately prior to (following the Acquiror Share Redemption), or upon consummation of, the Merger, (g) the Directors and Officers of TLGY upon the Effective Time shall be in accordance with the Merger Agreement, (h) the approval of the Merger Agreement and the Merger by TLGY’s shareholders and (i) the approval of the Merger Agreement and the Merger by Verde’s stockholders.

The obligation of TLGY to consummate the Business Combination is subject to the fulfillment of other closing conditions, including, but not limited to, (a) the representations and warranties of Verde being true and correct to the standards applicable to such representations and warranties and each of the covenants of Verde having been performed or complied with in all material respects, (b) delivery to TLGY by Verde of a signed officer’s certificate, dated as of the First Closing Date, certifying that certain closing conditions have been fulfilled, (c) delivery to TLGY by Verde of executed counterparts to all Ancillary Agreements to which Verde or a stockholder of Verde is party, (d) the Company Conversion shall have been complete©(e) Verde’s Net Debt immediately before the Closing shall be no more than $5,000,000, (f) no Material Adverse Effect shall have occurred and (g) the Voting Trust Transfer (as defined below) shall have been completed in accordance with the Company Support Agreement.

The obligation of Verde to consummate the Business Combination is also subject to the fulfillment of other closing conditions, including, but not limited to, (a) the representations and warranties of TLGY and Merger Sub being true and correct to the standards applicable to such representations and warranties and each of the covenants of TLGY having been performed or complied with in all material respects, (b) delivery to Verde by TLGY of a signed officer’s certificate, dated as of the First Closing Date, certifying that certain closing conditions have been fulfilled, (c) delivery to Verde by TLGY of executed counterparts to all Ancillary Agreements to which TLGY or TLGY Sponsors LLC (“Sponsor”) is party and (d) certain directors and executive officers of TLGY specified in the Merger Agreement having resigned, in each case effective as of the Effective Time.

Voting Trust Transfer

In connection with the Transactions, Humanitario Capital LLC, the current controlling stockholder of Verde (“Humanitario”) will, within ten (10) Business Days after the Registration Statement is declared effective under the Securities Act, enter into a voting trust agreement (the “Voting Trust Agreement”) with an independent trustee (the “Voting Trustee”), pursuant to which Humanitario will transfer and assign to the Voting Trustee all of the Closing Merger Consideration and the Earnout Shares received or to be received by Humanitario upon the terms and subject to the conditions in the Voting Trust Agreement and the Company Support Agreement (as defined below), effective as of the Effective Time (the “Voting Trust Transfer”).

Verde shall cooperate and assist Humanitario with entering into the Voting Trust Agreement, and, after the Effective Time, New Verde shall cooperate with Humanitario with completing the Voting Trust Transfer in the manner and on the terms and conditions described in the Company Support Agreement.

Extension of Time to Consummate a Business Combination

TLGY shall use reasonable best efforts to procure one or more extensions after September 2, 2023 through the Termination Date (as defined below), in accordance with the TLGY’s organizational documents and the Trust Agreement, of the deadline by which TLGY must complete its Business Combination (each, an “Extension”), provided that, TLGY may not seek an Extension beyond the Termination Date without Verde’s written consent.

First Extension Period

Verde and the Sponsor each agree that if any Extension(s) is required from September 2, 2023 (the “Extension Payment Determination Date”) through December 2, 2023, Verde shall cause one or more Company Extension Loans, and the Sponsor shall cause one or more Sponsor Extension Loans, to be made to TLGY on a monthly basis, in each case, on an interest-free basis in an amount equal to fifty percent (50%) of the amount necessary for funding the applicable month of the Extension(s), provided that, each of Verde and the Sponsor shall not be required to make any Company Extension Loans or Sponsor Extension Loans, as applicable, pursuant to this paragraph in excess of $100,000.00 per month.

Notwithstanding anything to the contrary above, no later than thirty (30) days prior to the Extension Payment Determination Date, the Sponsor may provide written notice to Verde of its intent to terminate the Merger Agreement on the day immediately after the Extension Payment Determination Date (the “First Extension Period Termination”). Within ten (10) Business Days of receiving such notice of intent to terminate from the Sponsor, Verde shall, in its sole discretion, either agree to terminate the Merger Agreement on the day immediately after the Extension Payment Determination Date, or cause a Company Extension Loan to be made to TLGY on an interest free-basis for funding 100% of the amount necessary for funding the Extension for the subsequent three (3)-month period following the Extension Payment Determination Date (the “First Extension Period”).

Second Extension Period and Extension through the Termination Date

Verde and the Sponsor each agree that if any Extension(s) is required after December 2, 2023 through the Termination Date, (a) Verde shall cause one or more Company Extension Loans to be made to TLGY on a monthly basis, in each case, on an interest-free basis and in an amount equal to the lesser of fifty percent (50%) of the amount necessary for enabling the applicable month of the Extension(s), and $150,000, and (b) the Sponsor shall cause one or more Sponsor Extension Loans to be made to TLGY on a monthly basis, in each case, on an interest-free basis and in an amount necessary to fund the balance of the applicable month of the Extension(s).

Notwithstanding anything to the contrary above, no later than thirty (30) days prior to the expiration of the First Extension Period, either of Verde or the Sponsor may provide written notice to the other of its intent to terminate the Merger Agreement upon the expiration of the First Extension Period (the “Second Extension Period Termination”). Within ten (10) Business Days of receiving such notice of intent to terminate, Verde (if the terminating Party is the Sponsor) or the Sponsor (if the terminating Party is Verde), as applicable, shall, in its sole discretion, either agree to terminate the Merger Agreement upon the expiration of the First Extension Period, or cause a Company Extension Loan (if the terminating Party is the Sponsor) or a Sponsor Extension Loan (if the terminating Party is Verde) to be made to TLGY on an interest free-basis for enabling 100% of the amount necessary for funding the Extension for the subsequent three (3)-month period following the First Extension Period (the “Second Extension Period”).

Notwithstanding anything to the contrary in the first paragraph under “Second Extension Period and Extension through the Termination Date” above, no later than thirty (30) days prior to the expiration of the Second Extension Period, either of Verde or the Sponsor may provide written notice to the other of its intent to terminate the Merger Agreement upon the expiration of the Second Extension Period (the “Final Extension Period Termination”). Within ten (10) Business Days of receiving such notice of intent to terminate, Verde (if the terminating Party is the Sponsor) or the Sponsor (if the terminating Party is Verde), as applicable, shall, in its sole discretion, either agree to terminate the Merger Agreement upon the expiration of the Second Extension Period, or cause a Company Extension Loan (if the terminating Party is the Sponsor) or a Sponsor Extension Loan (if the terminating Party is Verde) to be made to TLGY on an interest free-basis for funding 100% of the amount necessary for enabling the Extension for the period from the Second Extension Period to the Termination Date.

Conversion of Company Extension Loans, Sponsor Extension Loans and Working Capital Loans

Each of Verde and the Sponsor shall have the right, for a period of thirty (30) days after the Third Closing Date, to convert the Company Extension Loans and the Sponsor Extension Loans, as applicable, into New Verde Common Stock at a price per share equal to seventy-five percent (75%) of the dollar volume-weighted average price of the New Verde Common Stock for the five (5)-day trading period immediately following the Third Closing Date, provided that, the aggregate amount of the Company Extension Loans and the Sponsor Extension Loans so converted shall not exceed $3,000,000 (to be allocated on a pro rata basis based on their respective outstanding amount).

The Sponsor shall have the right, for a period of thirty (30) days after the Third Closing Date, to convert the Working Capital Loans into New Verde Common Stock at a price per share equal to seventy-five percent (75%) of the dollar volume-weighted average price of the New Verde Common Stock for the five (5)-day trading period immediately following the Third Closing Date, provided that, the aggregate amount of the Working Capital Loans so converted shall not exceed $1,000,000.

The Sponsor agrees that it shall not convert the Working Capital Loans or the Sponsor Extension Loans, in whole or in part, into Acquiror Private Placement Warrants.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the Closing, including, but not limited to, (a) by mutual written consent of TLGY and Verde, (b) by TLGY, subject to certain exceptions, if any of the representations and warranties of Verde are not true and correct or if Verde fails to perform any of its respective covenants or agreements set forth in the Merger Agreement such that certain conditions to the obligations of TLGY cannot be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements, as applicable, are not cured or cannot be cured within certain specified time periods, (c) by Verde, subject to certain exceptions, if any of the representations and warranties made by TLGY are not true and correct or if TLGY fails to perform any of its covenants or agreements set forth in the Merger Agreement such that the condition to the obligations of Verde cannot be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements, as applicable, are not cured or cannot be cured within certain specified time periods, (d) by either TLGY or Verde if the Closing has not occurred on or before March 31, 2024 (the “Termination Date”), (e) by either Verde or TLGY if the consummation of the Merger is permanently enjoined or prohibited by the terms of a final, non-appealable governmental order or other law; (f) by Verde, prior to TLGY obtaining the Acquiror Shareholder Approvals, if the TLGY board of directors changes its recommendation that TLGY shareholders approve the proposals included in the proxy statement/prospectus or fails to include such recommendation in the proxy statement/prospectus, (g) by Verde, if the Acquiror Shareholder Approvals are not obtained at the Extraordinary General Meeting (subject to any adjournment or recess of the meeting in accordance with the applicable provisions of the Merger Agreement), (h) by TLGY, if the Company Support Agreement has not been delivered within twenty-four (24) hours after the execution of the Merger Agreement, (i) by TLGY, if the Company Stockholder Approvals have not been obtained within ten (10) Business Days following the date that the Registration Statement is disseminated by Verde to the holders of common stock of Verde, (j) by the Sponsor, pursuant to and subject to the terms in connection with the First Extension Period Termination, (k) by the Sponsor or Verde, pursuant to and subject to the terms in connection with the Second Extension Period Termination or the Final Extension Period Termination; and (l) by Verde, if the Minimum Cash Condition is not satisfied immediately before the time when Closing would otherwise occur. Each of TLGY and Verde’s right to terminate under clause (d) above shall not be available if (i) it is the party that failed to fulfill any obligation under the Merger Agreement that has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date or (ii) it is the party that is in breach of the Merger Agreement on such date, which breach could give rise to a right of the other party to terminate the Merger Agreement. “Minimum Cash Condition” means the Net Proceeds (but excluding any Humanitario Proceeds, to the extent accounted for as Net Proceeds) at the Closing shall be no less than $15,000,000 (after taking into account any Cost Discount). “Humanitario Proceeds” means, without duplication, (a) the proceeds under the Founder PIPE Agreement, (b) the cash proceeds from the Company Notes, (c) cash or cash-equivalent instruments of Verde and its Subsidiaries, and (d) any proceeds received from Humanitario and/or any of its Affiliates under any other bona fide debt or equity financing by Humanitario and/or any of its Affiliates. For the avoidance of doubt, proceeds from any Person (except for Humanitario and/or its Affiliates) from any Pre-Closing Financing that is originated or introduced by any of Verde, Humanitario, and/or any of their Affiliates or Representatives shall not constitute “Humanitario Proceeds”.

If the Merger Agreement is validly terminated, none of the parties to the Merger Agreement, or their respective affiliates, officers, directors, employees or securityholders, will have any liability or any further obligation under the Merger Agreement other than Sections 6.03 (No Claims Against the Trust Account), 8.04 (Confidentiality; Publicity), 10.02 (Effect of Termination) and Article XI (Miscellaneous) of the Merger Agreement and the Confidentiality Agreement dated May 30, 2022, between TLGY Holdings LLC and Verde, except in the case of Fraud or Willful Breach of any covenant or agreement under the Merger Agreement occurring prior to such termination.

Expenses

Unless otherwise specified in the Merger Agreement, each of TLGY, Merger Sub and Verde shall bear its own expenses incurred in connection with the Merger Agreement and the Business Combination contemplated whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants, provided that, the parties agree that (a) Verde will reimburse the reasonable costs and expenses of TLGY and the Sponsor incurred in connection with the Business Combination (including any costs related to any Extension and the Tail Insurance) in the event of a failure to consummate the Business Combination for reasons primarily attributable to Verde, including as a result of (i) Verde materially breaching the Merger Agreement or any Ancillary Agreement, including any failure to comply with Verde’s obligations under the Merger Agreement to (A) deliver to TLGY counterparts to the Company Support Agreement duly executed by Humanitario and Verde within twenty-four (24) hours after the execution of the Merger Agreement, (B) cooperate and assist Humanitario with entering into the Voting Trust Agreement, and after the Effective Time, as New Verde, to cooperate with Humanitario with completing the Voting Trust Transfer in the manner and on the terms and conditions described in the Company Support Agreement and (C) if any Extension(s) is required beyond September 2, 2023, cause one or more Company Extension Loans to be made to TLGY on an interest-free basis in such amount and pursuant to the terms and conditions of the Merger Agreement; (ii) the failure to enter into the Voting Trust Agreement or complete the Voting Trust Transfer pursuant to the Company Support Agreement; or (iii) Fraud or Willful Breach on the part of Verde; provided that, in the case of this part (a), Verde’s obligation to so reimburse TLGY and the Merger Sub shall not exceed $2,000,000; (b) Verde will reimburse half of the reasonable costs and expenses of TLGY and the Sponsor incurred in connection with the Business Combination (including without limitation any costs related to any Extension and the Tail Insurance) in the event of a failure to consummate the Business Combination for reasons not primarily attributable to either Verde or TLGY (including the failure to satisfy the Minimum Cash Condition), provided that, in the case of this part (b), Verde’s obligation to so reimburse TLGY and the Sponsor shall not exceed $1,000,000; and (c) TLGY shall not be required to repay the Company Extension Loans if the Effective Time does not occur. Notwithstanding the foregoing, in no event shall Verde be responsible for reimbursing TLGY or the Sponsor for any costs and expenses in the event of a failure to consummate the Business Combination for reasons primarily attributable to TLGY or the Sponsor, including, without limitation, as a result of (i) TLGY or the Sponsor breaching the binding provisions of the Merger Agreement or any Ancillary Agreement, (ii) Fraud or Willful Breach on the part of TLGY or the Sponsor, or (iii) the termination of the Merger Agreement (1) by mutual written consent of Verde and TLGY, (2) by Verde, subject to certain exceptions, if any of the representations and warranties made by TLGY are not true and correct or if TLGY fails to perform any of its covenants or agreements set forth in the Merger Agreement such that the condition to the obligations of Verde cannot be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements, as applicable, are not cured or cannot be cured within certain specified time periods, (3) by Verde, if there has been any Acquiror Change in Recommendation, (4) by Verde, prior to TLGY obtaining the Acquiror Shareholder Approvals, if the TLGY board of directors changes its recommendation that TLGY shareholders approve the proposals included in the proxy statement/prospectus or fails to include such recommendation in the proxy statement/prospectus, and (5) by Verde, if the Acquiror Shareholder Approvals are not obtained at the Extraordinary General Meeting (subject to any adjournment or recess of the meeting in accordance with the applicable provisions of the Merger Agreement).

If Verde is obligated to reimburse TLGY and/or the Sponsor, Verde shall make such payment to TLGY and/or the Sponsor within ten (10) Business Days after receiving written notice of TLGY and/or the Sponsor requesting such reimbursement (the last day of such ten (10)-Business Day period, the “Due Date”). If Verde fails to pay any amount payable by it by the Due Date, interest shall accrue on the overdue amount from the Due Date up to the date of actual payment at a rate of 10% per annum, compounded monthly.

If the Closing occurs, TLGY shall pay, or cause to be paid, (a) the Transaction Expenses, and (b) if applicable, any Stockholder Extension Advances (as defined below), Working Capital Loans and Sponsor Extension Loans outstanding on the thirtieth (30th) day after the Third Closing Date (together with all accrued but unpaid interest thereon), in each case, upon consummation of the Merger and release of proceeds from the Trust Account in accordance with the terms of the Merger Agreement.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto. The Merger Agreement is included to provide investors and security holders with information regarding its terms and is not intended to provide any other factual information about TLGY, Verde or the other parties thereto. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules, which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. TLGY does not believe that these schedules contain information that is material to an investment decision. Accordingly, investors and security holders should not rely on the representations, warranties and covenants in the Merger Agreement as characterizations of the actual state of facts about TLGY, Verde and the other parties thereto.

Acquiror Support Agreement

Concurrently with the execution of the Merger Agreement, TLGY entered into the Acquiror Support Agreement (the “Acquiror Support Agreement”) with Verde and the Sponsor pursuant to which the Sponsor agreed to, among other things, (a) from the date of the Acquiror Support Agreement to the Support Expiration Time (as defined below), vote at any meeting or pursuant to any action of written resolution of the shareholders of TLGY all of their Class B Ordinary Shares, held of record or thereafter acquired: (i) in favor of the Business Combination and the other Proposals and (ii) against any Competing Proposal; and (b) be bound by certain other covenants and agreements related to the Business Combination, in each case, on the terms and subject to the conditions set forth in the Acquiror Support Agreement. “Support Expiration Time” means the earlier of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be terminated in accordance with its terms.

Until the Acquiror Expiration Time, the Sponsor (and its permitted transferees under the Insider Agreement (as defined below)) shall comply with the restrictions on the transfer of the Sponsor Shares (as defined below) and Sponsor Warrants (as defined below) set forth in the letter agreement, dated as of November 30, 2021, among Acquiror, the Sponsor and the Insiders (as such term is defined therein) (the “Insider Agreement”).

The foregoing description of the Acquiror Support Agreement is subject to and qualified in its entirety by reference to the full text of the Acquiror Support Agreement, a copy of which is attached as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Company Support Agreement

On June 21, 2023, Humanitario, a stockholder of Verde representing the requisite votes necessary to approve the Business Combination, entered into a support agreement (the “Company Support Agreement”) with TLGY and Verde, pursuant to which Humanitario agrees to (a) from the date of the Company Support Agreement to the Support Expiration Time, vote at any meeting or pursuant to any action by written consent of the shareholders of Verde cause its Stockholder Shares (as defined in the Company Support Agreement): (i) to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger and (ii) against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Verde (other than the Merger Agreement and the transactions contemplated thereby, including the Merger); and (b) be bound by certain other covenants and agreements related to the Business Combination, in each case, on the terms and subject to the conditions set forth in the Company Support Agreement.

During the period commencing on the date of the Company Support Agreement and ending on the earlier to occur of the Support Expiration Time and the liquidation of TLGY, Humanitario shall not, except in each case pursuant to the Merger Agreement or to any Affiliate of Humanitario, transfer any Stockholder Shares, Stockholder Warrants or the Stockholder Notes.

In the Company Support Agreement, Humanitario further commits to purchase for a total purchase price equal to the Subscription Amount (as defined below), a number of New Verde Common Stock at a purchase price of $10.00 per share on market terms (the “PIPE Investment”). Humanitario’s obligation to make the PIPE Investment is subject to TLGY receiving commitments from one or more Financial Institutional Investors (as defined in the Company Support Agreement) to purchase shares of the New Verde Common Stock at the Closing (such commitments, collectively, the “Institutional PIPE Proceeds”) and Humanitario shall not have any obligation to make the PIPE Investment if TLGY accepts a subscription to purchases shares of the New Verde Common Stock at the Closing from one or more Strategic Investors (as defined the Company Support Agreement). The closing of the PIPE Investment is contingent upon the concurrent consummation of the Closing. “Subscription Amount” means the lesser of (a) ten percent (10%) of the Institutional PIPE Proceeds at Closing or (b) $25 million, provided that any proceeds invested by Humanitario in Verde in the form of equity or equity-linked securities during the period between the execution of the Merger Agreement and the Closing (including any Stockholder Extension Advances), to the extent not redeemed or otherwise repaid to Humanitario by Verde prior to or upon the Effective Time, shall be deducted from the Subscription Amount.

Humanitario agrees that if Verde is required to provide any Company Extension Loan(s) pursuant to the terms of the Merger Agreement, Humanitario shall provide loan(s) to Verde in an equivalent amount to finance such Company Extension Loan(s) (each a “Stockholder Extension Advance”), if requested by Verde in writing at least five (5) Business Days prior to the funding date of such Company Extension Loan. For each Stockholder Extension Advance, interest shall (a) accrue at a fixed rate equal to ten percent (10)% per annum through and including the day on which such Stockholder Extension Advance is repaid in full or converted as described below, (b) be computed on the basis of a year of three hundred sixty-five (365) days for the actual number of days elapsed, and (c) be compounded monthly. The other terms of the Stockholder Extension Advances shall be substantially the same as the Stockholder Notes, and Verde will issue to Humanitario a convertible promissory note for each Stockholder Extension Advance.

Humanitario shall have the right to direct Verde to convert all or any portion of the aggregate outstanding principal amount of the Company Extension Loans (together with accrued and unpaid interest thereon) into New Verde Common Stock pursuant to the Merger Agreement. Any New Verde Common Stock issued in respect of the Company Extension Loans so converted shall be transferred by Verde to Humanitario in exchange for the cancellation (in whole or in part) of the corresponding Stockholder Extension Advances.

Humanitario also agrees to enter into the Voting Trust Agreement with the Voting Trustee within ten (10) Business Days after the Registration Statement is declared effective under the Securities Act, in accordance with the terms provided in the Company Support Agreement and otherwise on terms and conditions to the reasonable satisfaction of Humanitario, Verde and TLGY. Pursuant to the Voting Trust Agreement, Humanitario will transfer and assign to the Voting Trustee all of the Closing Merger Consideration and the Earnout Shares received or to be received by Humanitario pursuant to the terms of the Merger Agreement, effective as of the Effective Time .

If the Merger Agreement is terminated in accordance with its terms, promptly upon such termination, Verde will reimburse Humanitario for all Humanitario Transaction Expenses. If the Closing occurs, TLGY shall pay, or cause to be paid, the Humanitario Transaction Expenses in accordance with the Merger Agreement.

The foregoing description of the Company Support Agreement is subject to and qualified in its entirety by reference to the full text of the Company Support Agreement, a copy of which is attached as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

Amended and Restated Registration Rights Agreement

At the Closing, New Verde, the Sponsor and certain stockholders of Verde will enter into an amended and restated registration rights agreement (the “Registration Rights Agreement”), in the form attached to the Merger Agreement as Exhibit C thereto, pursuant to which, among other things, the Sponsor and such other stockholders will be granted certain customary registration rights, on the terms and subject to the conditions therein, with respect to securities of New Verde they will hold following the Merger.

The foregoing description of the Registration Rights Agreement is subject to and qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is attached as Exhibit C to the Merger Agreement, included as Exhibit 2.1 hereto, and the terms of which are incorporated herein by reference.

Company Lock-Up Agreement

Prior to the Closing, the Company shall use reasonable efforts to procure that each Company Stockholder, including Humanitario (or after the completion of the Trust Transfer, the Trust), will enter into a Lock-Up Agreement (the “Company Lock-Up Agreement”), in the form attached to the Merger Agreement as Exhibit F thereto, pursuant to which each Company Stockholder agrees that it shall not, and shall cause any of its permitted transferees not to, transfer (a) any New Verde Common Stock received as part of the Closing Merger Consideration prior to the date that is one-hundred (180) days after the Third Closing Date, or (b) any Earnout Shares prior to the date that is three (3) months after the date of occurrence of the relevant Triggering Event (the “Transfer Restriction”), except that, on the date on which New Verde completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of New Verde’s stockholders having the right to exchange their shares for cash, securities or other property, the Transfer Restriction will terminate. The Company Lock-Up Agreement provides for certain permitted transfers, including but not limited to, transfers to certain affiliates or family members.

The foregoing description of the Company Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Company Lock-Up Agreement, a copy of which is attached as Exhibit F to the Merger Agreement, included as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Sponsor Share Restriction Agreement

Concurrently with the execution of the Merger Agreement, the Sponsor, Verde and TLGY entered into an agreement (the “Sponsor Share Restriction Agreement”), pursuant to which the Sponsor has agreed to the surrender and restriction, as applicable, of certain of (a) the Class B Ordinary Shares held by the Sponsor (such shares, before and after the conversion in connection with the Redomicile, the “Sponsor Shares”) and (b) the Existing Acquiror Private Placement Warrants held by the Sponsor (such warrants, before and after the conversion in connection with the Redomicile, the “Sponsor Warrants”) following the Merger.

Sponsor Lock-Up

The Sponsor agrees that it shall not transfer any Sponsor Shares or any Acquiror Warrants (or New Verde Common Stock issued or issuable upon the exercise thereof) or New Verde Common Stock purchased or otherwise acquired by the Sponsor prior to or upon the Closing (except for the Sponsor Earnout Shares) (such Sponsor Shares, Acquiror Warrants and New Verde Common Stock, collectively, the “Sponsor Locked Up Equity”), until the earlier of (a) one (1) year after the Effective Time; and (b) subsequent to the Closing, (i) if the stock price of New Verde Common Stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within any 30-Trading Day period commencing at least one-hundred fifty (150) days after the Effective Time or (ii) the date on which TLGY completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of TLGY’s shareholders having the right to exchange their New Verde Common Stock for cash, securities or other property.

The Sponsor Share Restriction Agreement provides for certain permitted transfers, including but not limited to, transfers to certain affiliates or family members.

Sponsor Warrant Forfeiture

In exchange for the right to receive the Sponsor Earnout Shares under the Merger Agreement, the Sponsor agrees that it shall immediately upon the Closing forfeit and surrender for cancellation all Sponsor Warrants, other than the Incentive Warrants (as defined below) Granted (as defined below) by the Sponsor (the “Surrendered Warrants”).

Sponsor Incentive Pool

Conditioned upon the consummation of the Closing, the Sponsor will, concurrently with entering into the Sponsor Share Restriction Agreement, reserve 1,125,950 Sponsor Warrants as incentive warrants (“Incentive Warrants”). The Sponsor, after consultation with Verde before the Closing, shall transfer for no additional consideration (“Grant”, “Granted” or “Granting”) at the Closing the Incentive Warrants to such officers and employees of Verde providing services to Verde as of the date of the Merger Agreement (“Incentive Grantees”) and employed by Verde at the time of Grant to be determined at the Sponsor’s discretion primarily based on the work performed in facilitating the transactions contemplated by the Merger Agreement. Notwithstanding the above, the Sponsor may forfeit and surrender, rather than Grant, up to 281,487 Sponsor Warrants so reserved as Incentive Warrants, if the Sponsor determines, acting in good faith, that the Incentive Grantees have not used reasonable efforts to facilitate the transactions contemplated by the Merger Agreement (including cooperating with the Sponsor and TLGY to raise Net Proceeds). The Sponsor Warrants that are so forfeited and surrendered shall no longer constitute Incentive Warrants and shall be Surrendered Warrants.

Except for Grants to Incentive Grantees, the Sponsor may not transfer the Incentive Warrants to any other Person. All Incentive Warrants shall either be Granted to Incentive Grantees or surrendered and forfeited pursuant to the terms of the Sponsor Share Restriction Agreement. The Sponsor may not retain any Incentive Warrants for its own account.

The foregoing description of the Sponsor Share Restriction Agreement does not purport to be complete and is qualified in its entirety by the by reference to the full text of the Sponsor Share Restriction Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 22, 2023, TLGY and Verde issued a joint press release announcing their entry into the Merger Agreement. The press release is furnished hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.

In addition, attached as Exhibit 99.2 is the investor presentation (the “Investor Presentation”) of Verde that may be used by Verde and TLGY in connection with the proposed Business Combination. The Investor Presentation is furnished as Exhibit 99.2 and incorporated by reference into this Item 7.01.

The foregoing (including Exhibit 99.1 and Exhibit 99.2) are being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will they be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Additional Information and Where to Find It / Non-Solicitation

In connection with the proposed Business Combination, Verde will become the wholly-owned subsidiary of TLGY and TLGY will be renamed Verde Bioresins, Corp., or such other name mutually agreed to by TLGY and Verde, as of the Closing. TLGY intends to file with the SEC a Registration Statement on Form S-4 (as may be amended or supplemented from time to time, the “Registration Statement”), which will include a preliminary proxy statement/prospectus of TLGY, in connection with the proposed Business Combination. After the Registration Statement is declared effective, TLGY will mail a definitive proxy statement/prospectus and other relevant documents to its shareholders. TLGY’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus in connection with TLGY’s solicitation of proxies for its shareholders’ meeting to be held to approve the proposed Business Combination because the proxy statement/prospectus will contain important information about TLGY, Verde and the proposed Business Combination. However, this document will not contain all the information that should be considered concerning the proposed Business Combination. It is also not intended to form the basis of any investment decision or any other decision in respect of the proposed Business Combination. The definitive proxy statement/prospectus will be mailed to shareholders of TLGY as of a record date to be established for voting on the proposed Business Combination. Shareholders will also be able to obtain copies of the Registration Statement, each preliminary proxy statement/prospectus and the definitive proxy statement/prospectus, without charge, once available, at the SEC’s website at www.sec.gov. In addition, the documents filed by TLGY may be obtained free of charge from TLGY at https://www.tlgyacquisition.com/.

Participants in the Solicitation

TLGY, Verde and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of TLGY’s shareholders in connection with the proposed Business Combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of TLGY’s directors and executive officers by reading TLGY’s final prospectus filed with the SEC on December 3, 2021 in connection with TLGY’s initial public offering, TLGY’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 21, 2023, and TLGY’s other filings with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of TLGY’s shareholders in connection with the proposed Business Combination will be set forth in the proxy statement/prospectus for the proposed Business Combination when available. Information concerning the interests of TLGY’s participants in the solicitation, which may, in some cases, be different than those of TLGY’s equity holders generally, will be set forth in the proxy statement/prospectus relating to the proposed Business Combination when it becomes available. These documents can be obtained free of charge from the source indicated above.

Forward Looking Statements

This Current Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this Current Report regarding TLGY and Verde’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements, including but not limited to: (i) the risk that the proposed Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of TLGY’s securities; (ii) the risk that the proposed Business Combination may not be completed by TLGY’s business combination deadline and the potential failure to obtain an extension of the business combination deadline sought by TLGY; (iii) the failure to satisfy the conditions to the consummation of the proposed Business Combination, including the approval of the proposed Business Combination by the shareholders of TLGY; (iv) the failure to obtain regulatory approvals, as applicable, as required to consummate the proposed Business Combination; (v) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (vi) the effect of the announcement or pendency of the proposed Business Combination on Verde’s business relationships, performance, and business generally; (vii) risks that the proposed Business Combination disrupts current plans of Verde and potential difficulties in Verde’s employee retention as a result of the proposed Business Combination; (viii) the outcome of any legal proceedings that may be instituted against TLGY or Verde related to the Merger Agreement or the proposed Business Combination; (ix) the ability to maintain the listing of TLGY’s securities on Nasdaq; (x) the price of TLGY’s securities, including volatility resulting from changes in the competitive and highly regulated industries in which Verde operates, variations in performance across competitors, changes in laws and regulations affecting Verde’s business and changes in the combined capital structure; (xi) the ability to implement and realize upon business plans, forecasts, and other expectations after the completion of the proposed Business Combination, and identify and realize additional opportunities; (xii) the ability of Verde to achieve its business and prospective customer growth and development plans; and (xiii) the ability of Verde to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by Verde of the intellectual property rights of others. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in TLGY’s final proxy statement/prospectus to be contained in the Form S-4 registration statement, including those under “Risk Factors” therein, TLGY’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, TLGY’s initial public offering prospectus filed with the SEC on December 3, 2021, and other documents filed by TLGY from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and TLGY and Verde assume no obligation and, except as required by law, do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither TLGY nor Verde gives any assurance that either TLGY or Verde will achieve its expectations.

No Offer or Solicitation

This Current Report is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of TLGY, Verde or the combined company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Information Sources; No Representations

The communication furnished herewith has been prepared for use by TLGY and Verde in connection with the proposed Business Combination. The information therein does not purport to be all-inclusive. The information therein is derived from various internal and external sources, with all information relating to the business, past performance, results of operations and financial condition of TLGY derived entirely from TLGY and all information relating to the business, past performance, results of operations and financial condition of Verde derived entirely from Verde. No representation is made as to the reasonableness of the assumptions made with respect to the information therein, or to the accuracy or completeness of any projections or modeling or any other information contained therein. Any data on past performance or modeling contained therein is not an indication as to future performance.

No representations or warranties, express or implied, are given in respect of the communication. To the fullest extent permitted by law in no circumstances will TLGY or Verde, or any of their respective subsidiaries, affiliates, shareholders, representatives, partners, directors, officers, employees, advisors or agents, be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of the this communication (including without limitation any projections or models), any omissions, reliance on information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith, which information relating in any way to the operations of Verde has been derived, directly or indirectly, exclusively from Verde and has not been independently verified by TLGY. Neither the independent auditors of TLGY nor the independent auditors of or Verde audited, reviewed, compiled or performed any procedures with respect to any projections or models for the purpose of their inclusion in the communication and, accordingly, neither of them expressed any opinion or provided any other form of assurances with respect thereto for the purposes of the communication.

Item 8.01 Other Events.

On June 22, 2023, the Company notified Continental Stock Transfer & Trust Company of its intention to extend the period of time that the Company has to complete its initial business combination (the “Termination Date”) by an additional month, subject to our sponsor or its affiliates or designees depositing $200,000 (the “Extension Deposit”) into the trust account. Our sponsor deposited the Extension Deposit into the trust and as a result the Termination Date was extended by one month until August 3, 2023.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of June 21, 2023, by and among TLGY, Merger Sub, Verde and, solely for purposes of Sections 3.07, 3.10 and 7.13 and Article XI, Sponsor
10.1	Acquiror Support Agreement, dated June 21, 2023, by and among TLGY, Verde and Sponsor
10.2	Company Support Agreement, dated June 21, 2023, by and among Humanitario, TLGY and Verde
10.3	Sponsor Share Restriction Agreement, dated June 21, 2023, by and among TLGY, Sponsor and Verde
99.1	Press Release, dated June 22, 2023.
99.2	Investor Presentation, June 22, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2023

TLGY ACQUISITION CORPORATION

By:	/s/ Jin-Goon Kim
Name:	Jin-Goon Kim
Title:	Chairman and Chief Executive Officer